KemPharm

Third Quarter 2017 Results

November 9, 2017

Cautionary Note Regarding Presentation Information

This presentation contains forward-looking statements, including statements about our plans to develop and commercialize our product candidates, our planned clinical trials for our prodrug product candidates, the timing of and our ability to obtain and maintain regulatory approvals for our product candidates, including expectations about our ability to use the 505(b)(2) pathway and expedited FDA review, the clinical utility of our product candidates and our intellectual property position. These statements involve substantial known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. The forward-looking statements in this presentation represent our views as of the date of this presentation. These and other risks concerning our business are described in additional detail in our Quarterly Report on Form 10-Q filed with the SEC on August 10, 2017, and our other Periodic and Current Reports filed with the SEC. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this presentation. Further, the information contained in this presentation speaks only as the date hereof. While we may elect to update the information in this presentation in the future, we disclaim any obligation to do so except to the extent required by applicable law.

This presentation also contains estimates and other statistical data made by independent parties and by us relating to market size and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

Third Quarter 2017 – Conference Call Participants

- **Travis Mickle, Ph.D.** – President & Chief Executive Officer
- **R. LaDuane Clifton, CPA** – Chief Financial Officer, Secretary & Treasurer
- **Dan Cohen, M.A.L.S.** – EVP, Government & Public Relations

Q3 2017 & Recent Updates

Development and Regulatory

- Filed IND for KP484, a Super-Extended Release ADHD Methylphenidate Prodrug Product Candidate
- Announced FDRR Process Completion and Resubmission of the Apadaz™ NDA
  - *FDA Has Assigned a PDUFA Action Date of February 23, 2018*
- Entered into Licensing and Assignment Agreement with Genco Sciences to Develop Prodrug-Based Therapy for Potential Rare Pediatric Indications of Tourette's Syndrome with ADHD

Financial

- Net loss of $0.68 per basic and diluted share for the quarter ended 9/30/2017
- Total cash was $55.6 million at 9/30/2017, which includes cash, cash equivalents, restricted cash, marketable securities, trade date receivables and long-term investments
- Existing resources expected to fund activities through Q2 2019

KemPharm Overview

- Specialty pharmaceutical company discovering and developing novel **prodrugs**
- Building a pipeline of **prodrug product candidates** for the treatment of ADHD, pain and CNS disorders
- Leveraging our **LAT™ Platform Technology** to improve the attributes of approved drugs in large markets
  1) Select FDA-approved and widely prescribed drug for improvement
  2) Chemically modify using a ligand to create a prodrug
     - Ligands – GRAS or demonstrated to be safe
     - Prodrugs generate composition-based patents
  3) Following ingestion, normal human metabolic processes cleave the ligand and release the active drug


Approved Drug with Sub-Optimal Properties
Ligand
Prodrug with Improved Attributes
Cleaved Drug through Human Metabolic Process

ADHD Prodrug Product Pipeline – Addressing Unmet Needs

KP415 – ADHD Product Candidate for Fast Onset and Longer Total Duration

- Extended release product candidate
- Prodrug of d-MPH co-formulated with IR d-MPH
- Positive PK data announced Q2
- Pivotal efficacy trial expected to begin in 2H 2017; data expected 1H 2018
- Human abuse liability clinical data in 2018 – IV, oral and IN
- KP415 NDA filing expected as early as 2018

KP484 – ADHD Product Candidate with Super Extended Release Properties

- Super-extended release product candidate
- Prodrug of d-MPH
- Initial data suggest long-acting characteristics similar to Shire's MYDAYIS™ (amphetamine-based)
- IND filed Sept. 30
- Clinical program initiated under KP415 IND; expect to benefit from KP415's development program
- Human abuse liability clinical data in 2018 – IV, oral and IN
- Potential NDA as early as 2019

ADHD Market Dynamics Support Prodrug Portfolio

KP415

- In 2016, the branded ADHD market was ~$6.4B and more than 95% of these branded products are extended release[1]
- Prescribers estimate that MPH is given as preferred first line of therapy for children under 13 approximately 60% of the time
- Prescribers see the following key advantages
  - Duration of action (60%)
  - Lower abuse potential (52%)
  - Early onset of action (43%)

✓ If approved, KP415 has the potential to be one of the first differentiated MPH products launched into the ADHD market in some time

KP484

- Approximately 10.5 million adults have ADHD[1,2]
- Adults are now the largest part of the ADHD market, comprising 53% of total TRx[1]
  - However, last 7 new ADHD products launched have been pediatric focused
- Vyvanse™ averaging 22% YoY growth in adult market since 2009[1]
- Mydayis™ recently approved as a super long acting AXR in the amphetamine space

✓ If approved, KP484 would launch into the high growth adult ADHD market

  - Potential for additional indications beyond ADHD

LAT™ - New Prodrug Product Development Partnering

Strategy

- Harness our proprietary LAT™ Platform Technology by partnering with other companies that could benefit from KemPharm's prodrug discovery and development capabilities
- Partner benefits could include new products, product improvements and/or life-cycle extension opportunities base on potential:
  - ✓ Creation of new, long-lived IP protection
  - ✓ Modification of pharmacokinetic profile
  - ✓ Targeted tissue/organ delivery
  - ✓ Delivery of active metabolites
  - ✓ Modification of physicochemical or synthetic properties
  - ✓ Modifications in metabolism
  - ✓ Improved side effect profile

Genco Sciences Agreement

- Develop prodrug-based therapy for potential rare pediatric indications of Tourette's syndrome with ADHD
- KemPharm responsible for financing and managing all product development
- KemPharm owns all intellectual property and any commercial product developed as a result of this agreement
- Genco eligible to receive certain milestone and royalty-based or value share payments

Apadaz – FDRR Completion & NDA Resubmission Timeline

Product Overview

- IR opioid fixed-dose combination product comprised of 6.67 mg benzhydrocodone HCl (a prodrug of hydrocodone equivalent to 7.5 mg hydrocodone bitartrate) and 325 mg APAP
- Molecular-based abuse-deterrent technology
- Potential valuable properties based on clinical development program include
  - ✓ Reduced hydrocodone Cmax, reduced early systemic hydrocodone exposure and delayed hydrocodone Tmax for IN Apadaz™ vs. IN Norco™
  - ✓ Delayed Drug Liking for IN Apadaz™ vs. IN Norco™
  - ✓ Highly tamper resistant vs. Norco

FDRR and NDA Update

- FDRR process completed in line with management's expectations
- FDA acknowledged receipt of Apadaz™ NDA resubmission on August 23, 2017
- Items included in NDA resubmission
  - ✓ Revised label
  - ✓ Updated tampering data
  - ✓ Updated abuse liability assessment
  - ✓ Updated CMC information to include blister packaging (18-tablet pack, comprising a 3-day prescription)
- Apadaz™ NDA resubmission deemed complete and considered a Class 2 response by FDA
- FDA has assigned Apadaz™ a PDUFA date of February 23, 2018

KemPharm Product Candidates

Product	Parent Drug	Development Status	Next Milestone	Potential NDA Submission
ADHD				
KP415	Methylphenidate (ER)	Clinical	PK + Efficacy Data	2018
KP484	Methylphenidate (ER)	Clinical	PK + Efficacy Data	2019
TBD (Genco)	TBD	Discovery	Candidate Selection	TBD
PAIN				
Apadaz™	Hydrocodone/APAP	NDA Resubmitted	PDUFA (2/23/18)	Completed
KP201/IR	Hydrocodone	Clinical	IN HAL Data	2018 Priority Review
KP511/IR	Hydromorphone	Clinical	HAL and BE Data	2019 Priority Review
KP511/ER	Hydromorphone	Clinical	POC in ER Formulation	2019 Priority Review
KP606/IR	Oxycodone	Preclinical	Preclinical Development	TBD
KP746	Oxymorphone	Preclinical	Preclinical Development	TBD
CNS				
KP303	Quetiapine	Preclinical	Preclinical Development	TBD

Financial Update – Q3 2017 Results

- Q3 2017 net loss of $10.0M, or $0.68 per basic and diluted share, vs. Q3 2016 net loss of $13.4M, or $0.92 per basic and diluted share

  Net loss for Q3 2017 was primarily due to loss from operations of $9.6 million and net interest expense and other items of $1.7 million; offset by non-cash fair value adjustment income of $1.3 million.

  Loss from operations decreased to $9.6M in Q3 2017, as compared to $10.4M in Q3 2016, which was primarily driven by severance expense recognized in Q3 2016 of $3.0 million which did not recur in Q3 2017. This decrease was partially offset by increased research and development and general and administrative spending of $2.0 million and $0.2 million, respectively, period over period.

- Total cash of $55.6M as of 9/30/2017, a decrease of $10.2M vs. 6/30/2017
  (includes cash, cash equivalents, restricted cash, marketable securities, trade date receivables and long-term investments)

  Existing resources expected to meet operating and capital expenditure requirements through Q2 2019

KemPharm Expected Milestones

	Product	Event
2017	Apadaz	FDRR Resolution and NDA Resubmission ✓
	KP484	IND Filing (3Q) ✓
	KP415	Initiate Pivotal Efficacy Trial (2H)
2018	KP415 / KP484	IV Human Abuse Liability (HAL) Data
	Apadaz	PDUFA Date – 02/23/2018
	KP415	Pivotal Efficacy Trial Results
	KP484	Initiate Efficacy Studies
	KP415 / KP484	Oral and IN HAL Data
	KP415	NDA Submission
2019	KP484	Pivotal Efficacy Trial Results
	KP484	NDA Submission

KemPharm

Third Quarter 2017 Results

November 9, 2017

Slide 7: KP415 and KP484 Market Data Sources

1. Symphony Health, PHAST 2011-2016
2. Ronald C. Kessler et al. (April 2006). The Prevalence and Correlates of Adult ADHD in the United States: Results From the National Comorbidity Survey Replication, American Journal of Psychiatry 163(5):71